UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant        ☒

Filed by a Party other than the Registrant        ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BlackRock Muni New York Intermediate Duration Fund, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

BlackRock Muni New York Intermediate Duration Fund, Inc. (the “Fund”) Defeats

Saba Capital Master Fund, LTD.’s (“Saba Capital”) Motion for Preliminary Injunction

On July 12, 2019, a hearing was held on Saba Capital’s motion for a preliminary injunction in litigation before the Circuit Court of Maryland, captioned Saba Capital Master Fund, Ltd. v. BlackRock Muni New York Intermediate Duration Fund, Inc., Case No. 24-C-19-003168 (Md. Cir. Ct.). At the conclusion of the hearing, the judge presiding over the action stated that Saba Capital failed to establish it was entitled to an injunction requiring that votes for Saba Capital’s nominees to the Board of the Fund be counted. As such, the Fund maintains that Saba Capital’s nominees are invalid, and, in accordance with the judge’s statements, votes for Saba Capital’s nominees will not be counted at the upcoming shareholder meeting.